Exhibit 10.2(b)

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

Time/Warner
Retail
Sales & Marketing
260 Cherry Hill Road, Parsippany, NJ  07054

                                   AMENDMENT

This Amendment, dated as of January 9, 2008, and to be effective as of January 20, 2009 (the "Effective Date"), shall confirm the understanding between Time/Warner Retail Sales & Marketing Inc. (f/k/a Warner Publisher Services Inc.), a New York corporation ("Warner"), and Playboy Enterprises, Inc., a Delaware corporation ("Publisher"), that the distribution agreement dated January 1, 2006 and amended as of January 31, 2006 (as amended, the "Agreement") is hereby amended as follows:

Sub-Paragraph 1(f): "Warner's Commission"

Sub-Paragraph 1(f) of the Agreement shall be deleted in its entirety and replaced with the following sentence:

""Warner's Commission" shall mean a sum equal to ***** of the Cover Price of the Net Sales."

Sub-Paragraph 1(g): "Minimum Fee"

Sub-Paragraph 1(g) of the Agreement shall be deleted in its entirety and replaced with the following:

      "[INTENTIONALLY LEFT BLANK]".

Sub-Paragraph 1(m): "Term"

Sub-Paragraph 1(m)(i) of the Agreement shall be deleted in its entirety and replaced with the following:

      ""Term" shall mean the three (3) year period commencing on January 20, 2009 and terminating on January 20, 2012; provided, however, that either party may terminate this agreement at any time, for any reason, effective on or after January 20, 2010 (such effective date of the termination, the "Termination Date"), provided that such terminating party provides written notice to the other party at least ninety (90) days prior to the Termination Date."

The phrase "1(m)(i)," shall be added immediately after the word "subparagraphs" and immediately before the phrase "14.b.," on the fourth line of clause 1(m)(v) of the Agreement.

Sub-Paragraph 1(m)(iv) of the Agreement shall be deleted in its entirety and replaced with the following:

      "[INTENTIONALLY LEFT BLANK]".

Sub-Paragraph 3(g): "The Publisher Agrees"

The following words shall be added immediately after the word "arrangements" and immediately before the "," on the second line of Sub-Paragraph 3(g) of the
Agreement:

      "that may impact Warner's billing and collection under this agreement".

Sub-Paragraph 6(b): "Credit to Wholesale Distributors"

The word "Customer" on the second line of Sub-Paragraph 6(b) of the Agreement shall be deleted in its entirety and replaced with the word "Wholesaler".

Paragraph 7: "Warner Agrees"

Sub-Paragraph 7(e) shall be deleted in its entirety and replaced with the following:

      "To designate an employee as a non-exclusive marketing manager for Publisher's Publication(s) and to designate such employee of Warner to coordinate all distribution relating to Publisher's Publication(s); it being understood that such designated employee shall perform such services under Warner's direction and control, that the designation of such employee shall be in Warner's sole and absolute discretion, that Warner shall have the sole right to change the employee so designated and that such employee shall be subject to Publisher's reasonable right of approval."

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

Sub-Paragraph 7(i) of the Agreement shall be deleted in its entirety and replaced with the following:

      "[INTENTIONALLY LEFT BLANK]".

Sub-Paragraph 7(j) of the Agreement shall be deleted in its entirety and replaced with the following:

      "That neither Warner nor any subsidiary of Warner shall, during the Term hereof, distribute the publication entitled Hustler, Penthouse, Club, Swank, Score, High Society, Gallery or Genesis and/or any Hustler, Penthouse, Club, Swank, Score, High Society, Gallery or Genesis denominated products. For purposes of this paragraph 7.j., any publication published by the publisher of any of the aforementioned magazines which bears the name of such magazine on its cover shall he deemed to be a denominated publication of such title."

The words "sub-paragraphs 7.i. and 7.k." on the second and sixth lines of Sub-Paragraph 7(l) shall he deleted in their entirety and replaced with the words "Sub-paragraph 7.k."

The last sentence of Sub-Paragraph 7(l) shall he deleted in its entirety.

Paragraph 10: "New Titles"

Paragraph 10 of the Agreement shall be deleted in its entirety and replaced with the following:

      "[INTENTIONALLY LEFT BLANK]".

Paragraph 13: "Wholesaler/Customer Bankruptcy - Computation of Net Sales"

The following sentence shall be added immediately after the existing last sentence of Paragraph 13 of the Agreement:

      "Notwithstanding the foregoing, if a new wholesaler(s) agrees to service the retail locations previously serviced by the wholesaler that ceased returning its unsold copies, then Warner shall use such new wholesaler's actual store level return data for such retail locations in order to calculate Publisher's Net Sales and Warner's Commission for such retail locations under the terms of this agreement."

Paragraph 15: "Notices"

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

The addresses in Paragraph 15 of the Agreement shall be deleted in their entirety and replaced with the following:

      To Warner:

      Time/Warner Retail Sales & Marketing Inc.
      Attention: President
      260 Cherry Hill Road
      Parsippany, NJ  07054

      With a copy to:

      Time Inc.
      Attention: General Counsel
      1271 Avenue of the Americas, 34th Floor
      New York, NY  10020

      To Publisher:

      Playboy Enterprises, Inc.
      Attention: Lou Mohn
      730 Fifth Avenue, 3rd Floor
      New York, NY  10019

      With a copy to:

      Playboy Enterprises, Inc.
      Attention: General Counsel
      680 North Lake Shore Drive
      Chicago, IL  60611

Annex A: "Warner's "Terms For Access to Information Services""

The phrase "MSA data" on the fourth line of Paragraph 2 of Annex A of the Agreement shall he deleted in its entirety and replaced with the phrase "store level data (to the extent available to Warner)".

Annex B: "Circulation Action Plan"

The phrase "MSA data" shall, in all places on Annex B of the Agreement, be deleted in its entirety and replaced with the phrase "store level data (to the extent available to Warner)".

The phrase "via MSA" in the "DISTRIBUTION PLAN" section of Annex B of the Agreement shall, in all places on Annex B, be deleted in its entirety.

The first paragraph under "MARKETING PLAN" on Annex B of the Agreement shall be deleted in its entirety and replaced with the following:

      "o "A" list retailers: 3-6 accounts quarterly agreed to by PEI and Warner to be called on by PEI and/or a mutually agreed upon member of the Warner Sales Team in order to attempt to obtain authorization for PLAYBOY magazine. Based on mutual agreement, a quarterly review of accounts can change the targeted chain list. An initial list of PEI recommended accounts are as follows:

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

                  1.    7 Eleven Inc. HQ
                  2.    Aliment Couche Tard/US HQ
                  3.    BP Plc HQ
                  4.    Casey's General Stores Inc.
                  5.    CVS
                  6.    Duane Reade
                  7.    Exxon Mobil Corp
                  8.    Holiday Cos Inc./HQ
                  9.    Krause Gentle Corp
                  10.   Marathon Oil Company
                  11.   Pantry Inc./HQ
                  12.   Sheetz Inc.
                  13.   Valero Energy Corp/HQ
                  14.   Village Pantry Inc.
                  15.   Wawa Inc.
                  16.   Wilson Farms"

All other terms and conditions shall remain as stated in the Agreement.

AGREED TO AND ACCEPTED:

PLAYBOY ENTERPRISES, INC.               TIME/WARNER RETAIL SALES &
                                        MARKETING INC.

By: /s/ Lou Mohn                        By: /s/ Robert J.Bedor
    -------------------------------         ------------------------------------
    Lou Mohn                                Robert J. Bedor
    S. Vice President & Publisher           EVP, Client Marketing & New Business

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